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                                                                  EXHIBIT 99.h-4





                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENT AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.


                                  NAME OF FUNDS
                                  -------------

                   Lend Lease U.S. Real Estate Securities Fund

                 Lend Lease European Real Estate Securities Fund



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